UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Optimer Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 8, 2013

This proxy statement supplement dated April 19, 2013 supplements the Optimer Pharmaceuticals, Inc. (“Optimer”) proxy statement, filed with the Securities and Exchange Commission on April 12, 2013, relating to the 2013 Annual Meeting of Stockholders to be held on Wednesday, May 8, 2013, at 8:00 a.m. Eastern Daylight time at the Grand Hyatt New York located at 109 East 42nd Street, New York, NY, 10017.

Due to an administrative error, the table under the heading “Potential Payments Upon Termination or Change-in-control” does not disclose the amount of pro rata bonus that would have been payable to our named executive officers under Optimer’s existing incentive plan in the event that a change-in-control had occurred on December 31, 2012 (as described under the heading “Potential Payments Upon Termination or Change-in-control — Incentive Plans — Incentive Bonus Plan”).  These amounts would have been payable as follows: Pedro Lichtinger (who resigned on February 26, 2013): $368,550, Stephen Webster: $146,000; Kurt Hartman (who resigned on February 26, 2013): $124,000; Linda Amper: $129,200 and Sherwood Gorbach: $132,000.  The information in the table is unchanged.